EXHIBIT 10.14

                            UNSECURED PROMISSORY NOTE

$40,000                                                     Miami Beach, Florida
                                                               November 24, 1999

FOR VALUE RECEIVED, the undersigned promises to pay to the order of YUPI INTERNET INC. and/or assigns, the principal sum of Forty Thousand dollars ($40,000) together with interest at the rate of eight percent (8%) per annum, until maturity, said payment to be in one lump sum of principal and interest for Forty three thousand two hundred dollars ($43,200), lawful money of the United States of America is due on November 24, 2000.

This note shall be repayable in whole or in part at any time without penalty. This note may not be assumed without the consent of YUPI INTERNET INC.

Each maker and endorser severally waives demand, protest and notice of maturity, non-payment or protest and all requirements necessary to hold each of them liable as makers and endorsers.

Each maker and endorser further agrees, jointly and severally, to pay all costs of collection, including a reasonable attorney's fee in case the principal of this note and the interest thereon is not paid at the maturity date, or in case it becomes necessary to protect the security thereof, whether suit be brought or not.

/S/  GUSTAVO MORLES
-------------------------
By Gustavo Morles